Exhibit 10.35

NOTE PURCHASE AGREEMENT

     NOTE PURCHASE AGREEMENT (“Agreement”) dated as of November 6, 2001 (the “Closing Date”) by and among Elliott Associates, L.P., a Delaware limited partnership (“Elliott”), Alexander Finance, L.P., an Illinois limited partnership (“Alexander” and together with Elliott, the “Purchasers”) and ISCO International, Inc., a corporation organized and existing under the laws of Delaware and formerly known as Illinois Superconductor Corporation (the “Company”).

W I T N E S S E T H:

     Whereas, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, 14% promissory notes (the “Notes”) in the aggregate principal amount of $9,425,000 for an aggregate purchase price of $9,425,000, having the rights and privileges set forth in the Notes in the form and substance of Exhibit A hereto and which will be secured by all of the assets of the Company and its subsidiaries pursuant to a Security Agreement in the form and substance of Exhibit B hereto (the “Security Agreement”); and

     Whereas, pursuant to Guaranties in favor of Purchasers dated the date hereof and each in the form and substance of Exhibit C hereto (together, the “Guaranties”), the Company’s subsidiaries, Spectral Solutions, Inc., a Colorado corporation and Illinois Superconductor Canada Corporation (the “Guarantors”) will guaranty the Company’s obligations under this Agreement, the Security Agreement and the Notes;

     Now, Therefore, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

PURCHASE AND SALE OF NOTES

     Section 1.1 Purchase and Sale of Notes.

     (a)     Concurrently with the execution and delivery of this Agreement, each Purchaser hereby purchases from the Company, and the Company hereby sells to each Purchaser, a Note in the amount set forth opposite such Purchaser’s name on Schedule A hereto for the payment of the amount set forth in Schedule A, provided that the obligations of each Purchaser to purchase a Note is subject to the condition set forth in Section 1.2 below. All Notes being issued on the date hereof have an aggregate principal amount of $7,236,112. In addition, as set forth in Schedule A, on November 8, 2001, Alexander will purchase a further Note (the “Second Alexander Note”) in the aggregate principal amount of $2,188,888. Except for the condition set forth in Section 1.2 below, Alexander’s obligation to purchase the Second Alexander Note is absolute and unconditional.

     (b)     Concurrently with the execution and delivery of this Agreement and the Notes, the Company is delivering to the Purchasers the following additional documents, each dated as of the date hereof, the execution and delivery of which are a condition to the Purchasers’ obligations set forth in Section 1.1(a) above:

(i) the Guaranties;

(ii) the Security Agreement;

(iii) UCC financing statements, naming Purchasers as the secured parties and the Company as the debtor, substantially in the form and substance of Exhibit D hereto (the “UCC Financing Statements”);

(iv) Patent and Trademark financing statements naming the Purchasers as secured parties and the Company as the debtor, substantially in the form and substance of Exhibit E hereto (the “Patent and Trademark Financing Statements”); and

(v) Legal Opinion of outside counsel to the Company, in the form of Exhibit F hereto.

     This Agreement, the Security Agreement, the Notes, the UCC Financing Statements and the Patent and Trademark Financing Statements are collectively referred to herein as the “Financing Documents.”

     Section 1.2 Settlement Agreement. The Purchasers obligations set forth in Section 1.1 above are subject to the condition that the Company and Craig M. Siegler shall have entered into a binding settlement agreement, in form and substance satisfactory to the Purchasers, (the “Settlement Agreement”), settling all claims in the Siegler Case (as defined in Section 3.5 below).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof:

     (a)     Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Guarantors. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Financing Documents in any material respect, (y) have a material adverse effect on the results of operations, assets, or financial condition of the Company or (z) adversely impair in any material respect the Company’s ability to perform fully on a timely basis its obligations under the Financing Documents (a “Material Adverse Effect”).

     (b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Financing Documents, and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Financing Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company. Each of the Financing Documents (except the Second Alexander Note) has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Second Alexander Note, upon its issuance, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principals of general application.

     (c)     No Conflicts. The execution, delivery and performance of the Financing Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

     (d)     Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Financing Documents other than: (i) the lifting of the Citation (as defined below); (ii) the filing of the UCC and Patent and Trademark Financing Statements; (iii) any filings which may be required to be made by the Company with the Securities and Exchange Commission, or state securities administrators subsequent to the date hereof, and (iv) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the transactions contemplated by this Agreement free and clear of all liens and encumbrances of any nature whatsoever or would otherwise have a Material Adverse Effect (the approvals referred to in clauses (i), (ii) and (iii) above, are hereinafter referred to as the “Required Approvals”). The Company has no reason to believe that it will be unable to obtain the Required Approvals.

     (e)     Private Offering. Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of Purchasers set forth herein, the offer and sale of the Notes are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

     (f)     SEC Documents. The Company has filed all reports or other filings required to be filed by it under Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Documents”), on a timely basis. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company’s last filed Annual Report on Form 10-K and except as disclosed on Schedule 2.1(f), there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the SEC Documents.

     (g)     Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchasers relating to the Financing Documents or the transactions contemplated thereby.

     (h)     Compliance with Obligations. The Company is in compliance with all of its obligations to the Purchasers, including without limitation, pursuant to prior agreements.

     Section 2.2 Representations and Warranties of Purchasers. Each Purchaser severally hereby makes the following representations and warranties to the Company as to itself only as of the date hereof:

     (a)     Organization; Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite legal power and authority to enter into and to consummate the transactions contemplated hereby, by the Security Agreement and by the Notes and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of its Notes has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

     (b)     Investment Intent. The Purchaser is acquiring its Notes, for its own account and without a present intention to distribute or resell it in violation of applicable securities laws.

     (c)     Experience. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in its Notes and has so evaluated the merits and risks of such investment.

     (d)     Ability of Purchaser to Bear Risk of Investment; Accredited Investor. The Purchaser is able to bear the economic risk of an investment in its Notes, at the present time, is able to afford a complete loss of such investment. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

     (e)     Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of its Notes and the merits and risks of investing in its Notes; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE 3

COVENANTS

     Section 3.1 Affirmative Covenants. The Company covenants that from the date hereof and for so long as any portion of the Notes (or any amendment thereto or instrument issued in exchange therefor) shall remain outstanding, it will observe or perform each of the following unless such observance or performance is expressly waived by the Purchasers in writing:

     (a)     Corporate Existence. It will maintain its corporate existence in good standing and remain qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary.

     (b)     Continuation of Business. Except as set forth on Schedule 3.1(b), it will continue to conduct its business, in all material aspects, as conducted on the day hereof in compliance in all material respects with all applicable rules and regulations of applicable governmental authorities.

     Section 3.2 Dividends; Stock Repurchases. So long as any Notes remain outstanding, the Company will not declare any dividends on any shares of any class of its capital stock (other than dividends consisting solely of Common Stock or rights to purchase Common Stock of the Company), or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of its capital stock.

     Section 3.3 Incurrence of Debt; Liens; Transfer of Assets to Subsidiaries. For so long as any Notes remain outstanding, neither the Company nor any subsidiary of the Company shall:

     (a)     Directly or indirectly create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any indebtedness of any kind, other than (i) indebtedness under the Notes, (ii) other indebtedness to the Purchasers; or (iii) indebtedness to trade creditors in the ordinary course of business consistent with past practice.

     (b)     Directly or indirectly create, incur, assume or permit to exist any lien, pledge, charge or encumbrance on or with respect to any of its property or assets (including any document or instrument in respect of goods or accounts receivable) whether now owned or held or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

     (c)     Directly or indirectly transfer any of its assets to any subsidiary of the Company.

As used herein, “Permitted Liens” means (i) liens granted under the Security Agreement; (ii) liens imposed by mandatory provisions of law such as materialmen’s, mechanic’s or warehousemen’s; (iii) liens for taxes, assessments and governmental charges or levies imposed upon the Company or any subsidiaries or their income, profits or property, if the same are not yet due and payable or if the same are contested in good faith and as to which adequate reserves have been provided; (iv) pledges or deposits made to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs or to secure the performance of letters of credits, bids, tenders, public or statutory obligations, surety, performance bonds and other similar obligations; (v) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended and none of which is violated by existing or proposed structures or land use and (vi) the liens and encumbrances disclosed on Schedule A of the Security Agreement.

     Section 3.4 Future Secured Debt with Purchasers. The Purchasers and the Company hereby agree that in the event that the Company and one or more Purchasers enter into a secured financing transaction (a “Participating Secured Transaction”), then each other Purchaser shall be offered the opportunity to participate in such secured financing on the same terms, and in an amount sufficient to maintain the relative collateral coverage of their Notes (relative to the other Purchasers and their affiliates) by the lien on the assets of the Company created by the Security Agreement. The Purchasers hereby agree that, in the event a Participating Secured Transaction which complies with this Section 3.4 is effected, the Purchasers consent to the lien on the Company’s assets securing the debt in such transaction being pari passu with the lien created by the Security Agreement.

     Section 3.5 Lifting of Citation.

     (a)     As soon as practicable, but by no later than the close of business on the date of this Agreement, the Company shall have had issued, from the court having jurisdiction over the case of Craig M. Siegler vs. Illinois Superconductor Corporation (No. 96 Ch. 5824 Circuit Court of Cook County, Illinois, County Department, Chancery Division) (the “Siegler Case”), an order lifting the restraining provisions of the Citation to Discover Assets issued on October 19, 2001 (the “Citation”) and dismissing the Siegler Case with prejudice.

     Section 3.6 Application of Proceeds. The Company and the Purchasers hereby agree that $4.925 million (the “Settlement Amount”) of the purchase price of the Notes shall be immediately applied to fund the settlement contemplated by the Settlement Agreement. To effectuate the foregoing, the Purchasers shall directly wire the Settlement Amount to the account of Craig M. Siegler in accordance with the terms of the Settlement Agreement, and upon receipt thereof the Settlement Amount shall be deemed delivered as part of the purchase price for the Notes.

ARTICLE 4

MISCELLANEOUS

     Section 4.1 Fees and Expenses. The Company shall pay upon request, the reasonable fees and expenses of legal counsel for the Purchasers incident to the negotiation, preparation, execution, delivery and performance of the Financing Documents.

     Section 4.2 Entire Agreement. This Agreement, together with the Notes, the Security Agreement, the Guaranties and the other Financing Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     Section 4.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) when sent by facsimile, upon receipt if received on a business day prior to 5:00 p.m. (Central Time), or the first business day following such receipt if received on a business day after 5:00 p.m. (Central Time); or (iii) upon receipt, when deposited with a nationally recognized overnight express courier service, fully prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	ISCO International, Inc.

451 Kingston Court

Mt. Prospect, Illinois 60056

Attn: Charles F. Willes

Fax: (847) 391-5015

With copies to:

Pepper Hamilton LLP

Suite 400

1235 Westlakes Drive

Berwyn, Pennsylvania 19312

Attn: Michael P. Gallagher

Fax: (610) 640-7835

If to Elliott:	712 Fifth Avenue, 36th Floor

New York, New York 10019

Attn: Mark Brodsky

Fax: (212) 974-2092

With copies to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

551 Fifth Avenue

New York, NY 10176

Attn: Stephen M. Schultz
Fax: (212) 986-8866

If to Alexander:	Alexander Finance, LP

1560 Sherman Avenue, Suite 900

Evanston, Illinois 60201

Attn: Brian D. Brookover

Fax: (847) 733-0339

With copies to:

Sachnoff & Weaver

30 S. Wacker Drive

Chicago, Illinois 60606

Attn: Evelyn C. Arkebauer, Esq.

Fax: (312) 207-6400

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such person.

     Section 4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and by Purchasers holding at least a 75% of the outstanding principal amount of the Notes; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that, in connection with a transfer, in whole or in part, of its Note as provided therein, a Purchaser may assign its rights hereunder to any such transferee of its Note. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 4.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

     Section 4.9 Survival. The agreements, representations and warranties and covenants contained in this Agreement shall survive the delivery of the Notes pursuant to this Agreement.

     Section 4.10 Counterpart and Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

     Section 4.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

     Section 4.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     Section 4.13 Payment of Expenses. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by any Purchaser in successfully enforcing any Financing Document, including without limitation in enforcing Section 4.14 below.

     Section 4.14 Indemnification. The Company hereby agrees to indemnify, defend and hold harmless each Purchaser and its respective partners, officers, employees or agents (“Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and costs, including reasonable legal fees (collectively “Losses”) (i) incurred as a result of the breach by the Company or any subsidiary of any representation, covenant or other provision in any Financing Document; (ii) incurred as a result of entering into this Agreement; (iii) incurred in enforcing this Section 4.14 or (iv) incurred involving a third-party claim and arising out of the acquisition, holding and/or enforcement by such Purchaser of any of the Financing Documents.

     Section 4.15 Like Treatment of Purchasers. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of the Notes, or otherwise, to any holder of Notes, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Financing Documents, unless such consideration is required to be paid to all holders of Notes bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Notes for redemption or exchange. The Company shall not, directly or indirectly, redeem to prepay any Notes unless such offer of redemption is made pro rata to all holders on identical terms. The foregoing sentence shall not apply to prepayments effected pursuant to Section 2(b) of the Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

ISCO INTERNATIONAL, INC

By:	/s/ Charles F. Willes

Charles F. Willes Executive Vice President and Chief Financial Officer

ELLIOTT ASSOCIATES, L.P.

By:	/s/ Paul E. Singer

Name: Paul E. Singer Title: General Partner

ALEXANDER FINANCE, L.P.

By:	/s/ Bradford T. Whitmore

Name: Bradford T. Whitmore Title: President BUN Partners, Inc. its General Partner

SCHEDULES

Schedule A	Schedule of Purchasers

Company Schedules

EXHIBITS

Exhibit A	14% Promissory Note

Exhibit B	Security Agreement

Exhibit C	Guaranties

Exhibit D	UCC Financing Statements

Exhibit E	Patent and Trademark Financing Filings

Exhibit F	Legal opinion of counsel to the Company

SCHEDULE A

	Principal Amount
	of Notes to be	Purchase Price
Purchaser	Purchased on 11/6/01	to be paid 11/6/01

Elliott Associates, L.P.	$5,236,112	$5,236,112

Alexander Finance, L.P.	$2,000,000	$2,000,000

Total	$7,236,112	$7,236,112

	Principal Amount
	of Notes to be	Purchase Price
Purchaser	Purchased on 11/8/01	to be paid 11/8/01

Alexander Finance, L.P.	$2,188,888	$2,188,888